Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-268758) and Form S-1 (No. 333-269414), as amended of Shuttle Pharmaceuticals Holdings, Inc. (the “Company”) of our report dated March 15, 2023, with respect to the consolidated financial statements of the Company, included in this Annual Report on Form 10-K for the year ended December 31, 2022.

Certified Public Accountants

Lakewood, CO

March 21, 2024